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                                                                    EXHIBIT 4.15


                 CERTIFICATE OF TRUST OF BOISE CASCADE TRUST III


        THIS Certificate of Trust of Boise Cascade Trust III (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware corporation, and John W. Holleran, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. ss.3801 ET SEQ.).

        1. NAME. The name of the business trust formed hereby is Boise Cascade Trust III.

        2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

        3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate.

                                WILMINGTON TRUST COMPANY

                                By: /s/ JAMES P. LAWLER
                                   ---------------------------------------------
                                   Name: James P. Lawler
                                   Title: Vice President


                                  /s/ JOHN W. HOLLERAN
                                 --------------------
                                Name: John W. Holleran